SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas 77598

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 14, 2026, KULR Technology Group, Inc. (the “Company” or “KULR”) issued a press release announcing a five-year preferred battery supply agreement award from Caban Energy (“Caban”), a Miami-based renewable energy services and technology company delivering flexible solutions for critical infrastructure. The agreement is expected to generate an estimated $30 million in total revenue to KULR over the term of the agreement beginning in 2026.

A copy of the press release is furnished herewith as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

In connection with a strategic collaboration, KULR has entered into an asset purchase agreement with Caban. Pursuant to the asset purchase agreement, the Company made a non-material purchase of certain of Caban’s Plano, Texas-based manufacturing assets, properties, rights and interests used in or held for use in the ownership or operation of Caban’s business of the development, manufacture and supply of Underwriters Laboratories (“UL”) listed battery packs. The purchase of such assets is expected to enable KULR to strengthen its domestic production footprint and accelerate its expansion into communications, fiber, and data center energy storage markets across the United States.

Further, KULR has also entered into a manufacturing and supply agreement with Caban, advancing KULR’s expected commercial utilization of the purchased assets. The manufacturing and supply agreement gives KULR the first right of refusal with respect to manufacturing and supplying all UL-certified battery products for Caban during the term of such agreement. The initial term of the agreement is five years.

Forward Looking Statements

This current report and the press release furnished as Exhibit 99.1 hereto contain “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this current report and the press release include express or implied statements regarding the collaboration with Caban, including expected revenue from sales under the manufacturing and supply agreement and the expected impact and benefits of the purchase of manufacturing assets from Caban, among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause KULR’s actual results to differ materially from those discussed here, such as risks inherent with manufacturing and commercializing battery products, along with those other risk factors detailed in KULR’s filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this current report on Form 8-K and in the press release furnished as exhibit 99.1 hereto are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this current report on Form 8-K and KULR assumes no obligation to update or revise these statements unless otherwise required by law.

Item 9.01	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 14, 2026
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: January 14, 2026	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer